Exhibit 10.3

AMENDING AGREEMENT

DATED as of 12 April 2017

BETWEEN:

ASHBURTON VENTURES INC., a company existing under the laws of the Province of British Columbia

(“ABR” or the “Optionor”)

AND:

MANITOBA MINERALS PTY LTD., a company existing under the laws of the Commonwealth of Australia

(“MMPL” or the “Optionee”)

WHEREAS:

A.	The parties are party to an option financing agreement dated effective September 26, 2016 (the “Original Agreement”), pursuant to which ABR granted MMPL options to acquire interests in and to mining interests located in Manitoba known as the “Thomson Bros. Lithium Property”;

B.	The parties wish to enter into this Amending Agreement to amend the Original Agreement as contemplated herein;

NOW THEREFORE, that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by the parties), the parties each covenant and agree as follows:

1.	Capitalized Terms. Undefined capitalized terms used herein shall have that meaning ascribed to them under the Original Agreement, unless the context should otherwise demand.

2.	Amendments. The Original Agreement shall be amended as follows:

(a)	All references to the “Additional 15% Option” shall be deleted, and all references to the “MMPL Options” shall refer solely to the Base Option, it being acknowledged and agreed that MMPL shall only be granted the Base Option to acquire an undivided registered and beneficial 80% interest in and to the Property and the corresponding Mineral Rights only.

(b)	Subsection 2.3(c) shall be deleted in its entirety and replaced with the following:

“(c) delivering to Strider an aggregate total of 750,000 Strider Shares, of which 500,000 Strider Shares have already been delivered to Strider as described in Recital E of this Agreement, and the remaining 250,000 Strider Shares shall be delivered to Strider on or before April 21, 2018.”

(c)	The following shall be added as Section 2.3.1:

“2.3.1 Upon the Optionee making all cash payments as contemplated under Subsection 2.3(a) and funding all Expenditures and Mining Operations as contemplated under Section 2.3(b), the Optionee may, in its sole discretion, provide written notice to the Optionor that it wishes to exercise the Base Option, and, as soon as is commercially practiceable and in all events no later than 30 days of the Optionor’s receipt of such notice, the Optionor shall issue all ABR Shares that are required to be issued to Strider so as to allow the Optionor to exercise the First Option pursuant to the Strider Agreement.”

(d)	Sections 2.6 and 4.1(vi) shall be deleted in its entirety.

(e)	Section 6.1 shall be deleted in its entirety and replaced with the following:

(f)	“6.1 As soon as practicable following the exercise by the Optionee of the Base Option, and in any event within 15 Business Days following such exercise, each of the Optionee and the Optionor will do all such further acts and execute and deliver to the Optionee or file with the applicable governmental authority, as applicable, such further documents as the same may be necessary to, as applicable, assign to the Optionee all of the Optionor’s right, title and interest in and to the Property, or to transfer and to effect registration of the Optionor’s 80% interest in the Property and the corresponding Mineral Rights with the appropriate registries provided that the Optionor has exercised the First Option under the Strider Agreement on or before the Optionee’s exercise of the applicable Base Option.

3.	Acknowledgements: Each of the parties acknowledges that the other is in good standing with its obligations under the Original Agreement up to and including the date of this Amending Agreement.

4.	Ratification: Except as expressly modified by this Amending Agreement, the terms and conditions of the Original Agreement shall prevail and the parties ratify the terms and conditions of the Original Agreement, and acknowledge and agree that the Original Agreement, as amended by this Amending Agreement, is valid and in good standing.

5.	Counterparts: This Amending Agreement may be signed in counterparts and by facsimile or PDF scan (transmitted electronically), each of which will be considered an original, and together will be considered one document.

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ASHBURTON VENTURES INC.

Per authorized signatory

MANITOBA MINERALS PTY LTD.

Per authorized signatory